Exhibit 99.1

              Williams Controls Reports Second Quarter 2004 Results

    PORTLAND, Ore., May 3 /PRNewswire-FirstCall/ -- Williams Controls, Inc. (OTC Bulletin Board: WMCO) today announced results for its 2004 second quarter ended March 31, 2004. Net sales of $14,477,000 were 10.9% higher than the net sales of $13,054,000 recorded for the corresponding quarter last year. Net sales for the six months ended March 31, 2004 increased $1,980,000 or 7.9% to $27,015,000 from $25,035,000 for the comparable period in fiscal 2003. Net income allocable to common shareholders was $1,412,000 or $.04 per diluted share for the second quarter of fiscal 2004 compared to a net loss of $37,000 or $.00 per diluted share for the corresponding 2003 quarter. For the six months ended March 31, 2004, net income allocable to common shareholders was $2,502,000 or $.07 per diluted share compared to net income of $209,000 or $.01 per diluted share for the six months ended March 31, 2003.
    The $1,423,000 sales increase for the second quarter was driven by higher unit sales volumes in our heavy truck business resulting in an increase of $2,688,000, or 22.8% in sales from those product lines. This increase was partially offset by reduced sales of $1,265,000 due to the sale of the passenger car and light truck product lines on September 30, 2003.
    Second Quarter 2004 operating income from continuing operations improved to $2,358,000 compared to $642,000 for the same quarter of 2003 due to elimination of the negative gross margins from the passenger car and light truck product lines, improved gross margins from the higher truck sales volumes, and an overall reduction in operating expenses. Operating income in the second quarter of fiscal 2003 included a $951,000 gain on a settlement with a prior automotive customer. Additionally the gross margin component of operating income in fiscal 2003 was negatively impacted by a $985,000 charge for higher than normal warranty claims with one heavy truck customer.
Research and development, selling and administration expenses were all reduced in the second quarter of fiscal 2004 compared to the second quarter of 2003 due to the sale of the passenger car and light truck product lines.
Offsetting part of the decrease in research and development spending was an increase of $155,000 for our heavy truck and transit bus product lines.
    Sales for the six months ended March 31, 2004 also increased due to higher unit sales volume in our heavy truck business. Sales for those product lines increased $4,008,000 or 17.4% compared to the same period in fiscal 2003.
This increase was partially offset by the elimination of $2,028,000 of sales related to the passenger car and light truck product lines.
    Gross margins improved 57.7% to $8,303,000 in the first six months due to the higher heavy truck sales volumes and elimination of the negative gross margins from the passenger car and light truck product lines. Additionally, six month 2003 gross margins were negatively impacted by a $985,000 charge for higher than normal warranty claims with one heavy truck customer. Research and development, selling and administration expenses were all reduced in the first six months of fiscal 2004 compared to the prior year due to the sale of the passenger car and light truck product lines. Research and development spending for our heavy truck and transit bus product lines increased $347,000, while legal, accounting and professional fees declined $220,000 for the six months ended March 31, 2004. The first six months of fiscal 2003 also included a gain of $951,000 from a settlement with a prior automotive customer. Overall, operating income from continuing operations for the first six months of 2004 improved to $4,437,000 compared to $1,364,000 for the same period in 2003.
    Williams Controls' Board Chairman Gene Goodson stated, "At this time, we have several positive factors operating for us. The North American heavy truck market continues to improve, the union strike that distracted us through fiscal 2003 is behind us and we sold our passenger car and light truck ETC product lines, which was a cash drain and has allowed us to focus on our core business." He continued, "We also have been able to strengthen our balance sheet by using the proceeds from the sale of the passenger car and light truck product lines to pay down most of our long-term and revolver debt and build cash." He concluded, "This combination of improving market conditions, a stronger balance sheet and improved operating results will give us greater flexibility to address opportunities as they arise."

    ABOUT WILLIAMS CONTROLS
    Williams Controls is a designer, manufacturer and integrator of sensors and controls for the motor vehicle industry. For more information, you can find Williams Controls on the Internet at www.wmco.com.

    The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.


                           Williams Controls, Inc.
                    Consolidated Statements of Operations
         (Dollars in  thousands, except share and per share amounts)

                                  Three        Three        Six        Six
                                  months       months      months     months
                                  ended        ended       ended      ended
                                 3/31/04      3/31/03     3/31/04    3/31/03
                               (unaudited)  (unaudited) (unaudited)(unaudited)
    Net sales                    $14,477      $13,054     $27,015    $25,035
    Cost of sales                 10,016       10,792      18,712     19,770
    Gross margin                   4,461        2,262       8,303      5,265
    Research and development
     expense                         768          978       1,378      1,751
    Selling expense                  288          335         562        663
    Administration expense         1,047        1,258       1,926      2,438
    Gain on settlement with
     customer                         --        (951)          --      (951)
    Operating income from
     continuing operations         2,358          642       4,437      1,364
    Interest income                  (1)         (21)         (1)       (21)
    Interest expense - Series B
     Preferred Stock dividends
     and accretion                   791           --       1,560         --
    Interest expense - Debt           18          158          39        327
    Other (income) expense, net       --         (50)         (5)      (141)
    Income from continuing
     operations before income
     taxes                         1,550          555       2,844      1,199
    Income tax expense (benefit)      54           --          94      (300)
    Net income from continuing
     operations                    1,496          555       2,750      1,499
    Discontinued Operations           84         (70)         248       (21)
    Net income                     1,412          625       2,502      1,520
    Preferred dividends and
     accretion of Series B
     Preferred Stock                  --        (662)          --    (1,311)
    Net income (loss) allocable
     to common shareholders       $1,412        $(37)      $2,502       $209
    Earnings per share information:
    Income (loss) per common share
     from continuing operations
     - basic                       $0.07        $0.00       $0.13      $0.01
    Income (loss) per common share
     from discontinued operations
     - basic                        0.00         0.00      (0.01)       0.00
    Net income (loss) per common
     share - basic                 $0.07        $0.00       $0.12      $0.01
    Weighted average common
     shares outstanding
     - basic                  21,051,728   20,125,492  20,586,079 20,091,942

    Income (loss) per common
     share from continuing
     operations - diluted          $0.04        $0.00       $0.08      $0.01
    Income (loss) per common
     share from discontinued
     operations - diluted           0.00         0.00      (0.01)       0.00
    Net income (loss) per
     common share - diluted        $0.04        $0.00       $0.07      $0.01
    Weighted average common
     shares outstanding
     - diluted                56,039,412   20,125,492  55,059,478 33,914,669


                           Williams Controls, Inc.
                         Consolidated Balance Sheets
                            (Dollars in thousands)

                                                    March 31,       Sept. 30,
                                                      2004            2003
                                                   (unaudited)     (unaudited)
    Assets
    Current Assets:
      Cash and cash equivalents                       $4,425           $101
      Trade accounts receivable, net                   8,039          7,015
      Other receivables                                  419          7,185
      Inventories, net                                 3,969          4,053
      Prepaid expenses and other current assets          561            330
        Total current assets                          17,413         18,684

    Property, plant and equipment, net                 5,307          5,647
    Other assets, net                                    559            576
        Total assets                                 $23,279        $24,907

    Liabilities and Stockholders' Deficit
    Current Liabilities:
      Accounts payable                                $4,387         $4,027
      Accrued expenses                                 5,946          8,796
      Current portion of long-term debt and
       capital leases                                    331          4,658
        Total current liabilities                     10,664         17,481

    Long-term debt and capital lease obligations         234            402
    Employee benefit obligations                       7,313          8,095
    Mandatory redeemable Convertible Series B
     Preferred Stock, net                             17,632         16,072

    Shareholders' Deficit:
      Preferred stock (Series A and A-1)                   1              1
      Common stock                                       230            201
      Additional paid-in capital                      24,434         22,224
      Accumulated deficit                           (30,898)       (33,400)
      Treasury Stock                                   (377)          (377)
      Other Comprehensive Loss - Pension
       liability adjustment                          (5,792)        (5,792)
      Shareholder note receivable                      (162)             --
        Total shareholders' deficit                 (12,564)       (17,143)
        Total liabilities and shareholders'
         deficit                                     $23,279        $24,907


SOURCE  Williams Controls, Inc.
    -0-                             05/03/2004
    /CONTACT: Dennis E. Bunday, Executive Vice President and Chief Financial Officer of Williams Controls, Inc., +1-503-684-8600/
    /Web site:  http://www.wmco.com /
    (WMCO)

CO:  Williams Controls, Inc.
ST:  Oregon
IN:  AUT CPR OTC
SU:  ERN